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             Consents of Independent Certified Public Accountants
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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 33-78956-A) of our report dated March 15, 1997, on our audits of the financial statements of Aquagenix, Inc. appearing in the Registrant's Annual Report on Form 10- KSB for the year ended December 31, 1996.

COOPERS & LYBRAND L.L.P.

Miami, Florida
May 1, 1997